Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES SECOND QUARTER
AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, July 30, 2008...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the second quarter ended June 30, 2008.

COMPANY HIGHLIGHTS:
(For the quarter ended June 30, 2008,
 as compared to the same quarterly period in 2007)

● Revenue increased 17.2% to $82.4 million
● Funds from Operations (FFO) available to common stockholders decreased 4.1% to $46.8 million
● FFO per diluted common share decreased 4.1% to $0.47 per share
● FFO per diluted common share before Crest’s contribution increased 2.3% to $0.45 per share
● Net income available to common stockholders per diluted common share was $0.27 per share
● Portfolio occupancy was 96.8%
● Same store rents increased 1.4% to $65.0 million
● Invested $2.7 million in real estate at an 8.5% capitalization rate
● Dividends paid per common share increased 8.1%
● Increased the monthly dividend for the 43rd consecutive quarter to an annualized amount of $1.656 per share
● Entered into a new $355 million unsecured acquisition credit facility

Financial Results

All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

Revenue Increases
Realty Income’s revenue for the second quarter ended June 30, 2008, increased 17.2% to $82.4 million as compared to $70.3 million for the same period in 2007.

Revenue, for the six months ended June 30, 2008, increased 17.1% to $165.5 million as compared to $141.3 million for the same period in 2007.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2008, was $27.0 million as compared to $30.9 million for the same period in 2007. Net income per share for the quarter was $0.27 as compared to $0.31 for the same period in 2007.

Net income available to common stockholders, for the six months ended June 30, 2008, was $50.7 million as compared to $61.1 million for the same period in 2007. Net income per share for the quarter was $0.50 as compared to $0.61 for the same period in 2007.

The calculation to determine net income for a real estate company includes gains from the sales of investment properties and impairments. The amount of gains on property sales and impairments varies from quarter to quarter. This variance can significantly impact net income.

During the second quarter of 2008, income from continuing operations available to common stockholders was $0.22 per share as compared to $0.26 per share for the same period in 2007.

During the first six months of 2008, income from continuing operations available to common stockholders was $0.46 per share as compared to $0.54 per share for the same period in 2007.

FFO Available to Common Stockholders
FFO, for the second quarter ended June 30, 2008, decreased 4.1% to $46.8 million as compared to $48.8 million for the same period in 2007. FFO per share, for the second quarter ended June 30, 2008, decreased 4.1% to $0.47 per share, as compared to $0.49 per share for the same period in 2007. FFO before Crest’s contribution, for the second quarter ended June 30, 2008, increased 2.3% to $0.45 per share as compared to $0.44 per share for the same period in 2007. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the six months ended June 30, 2008, decreased 2.7% to $92.7 million as compared to $95.3 million for the same period in 2007. FFO per share, for the six months ended June 30, 2008, decreased 3.2% to $0.92 per share, as compared to $0.95 per share for the same period in 2007. FFO before Crest’s contribution, for the six months ended June 30, 2008, increased 2.2% to $0.91 per share as compared to $0.89 per share for the same period in 2007. For a calculation of FFO before Crest’s contribution, see pages 6 and 7.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 7 and 8.

Dividend Information
In June 2008, Realty Income announced the 43rd consecutive quarterly increase, and the 49th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount as of June 30, 2008 was $1.656 per share. The amount of the monthly dividends paid during the second quarter increased 8.1% to $0.412 per share from $0.381 per share for the same period in 2007. Through June 30, 2008, the Company had paid 455 consecutive monthly dividends and continues its 39-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of June 30, 2008, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,367 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 13.0 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2008, portfolio occupancy was 96.8% with 75 properties available for lease out of 2,367 properties in the portfolio.  As of July 28, 2008, transactions to lease or sell 20 of the 75 properties were underway or completed.

Rent Increases
Same store rents on 1,798 properties under lease, during the three months ended June 30, 2008, increased 1.4% to $65.0 million compared to $64.1 million for the same quarter in 2007. Same store rents on 1,798 properties under lease, during the six months ended June 30, 2008, increased 1.4% to $130.05 million compared to $128.24 million for the same period in 2007.

Property Acquisitions
During the second quarter, Realty Income invested $2.7 million in one new property and properties under development with an initial average contractual lease yield of 8.5%. The property is 100% leased under a net-lease agreement with an initial lease term of 20.0 years. The property is leased to a retail chain in the automotive tire service industry.

During the six months ended June 30, 2008, Realty Income invested $184.2 million in 107 new properties and properties under development with an initial average contractual lease yield of 8.7%. The 107 properties are located in 14 states and are 100% leased under net-lease agreements with an initial average lease term of 20.6 years. They are leased to eight different retail chains in seven separate industries. Crest did not acquire any new properties during the six months ended June 30, 2008.

Realty Income entered into a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There was no outstanding balance on the Company’s acquisition credit facility, at the end of the second quarter, and $355 million is available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $39.4 million.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio or increase the average lease length.

During the second quarter ended June 30, 2008, Realty Income sold eight properties for $7.4 million, which resulted in a gain on sales of $3.1 million.

During the six months ended June 30, 2008, Realty Income sold nine properties and a portion of land from another property for $8.2 million, which resulted in a gain on sales of $3.7 million. The proceeds have been or will be used to invest in new properties and for other corporate purposes.

Other 2008 Activities

New and Expanded Credit Facility
In May 2008, Realty Income entered into a new $355 million unsecured acquisition credit facility to replace its existing $300 million acquisition credit facility. Under the terms of the new facility, available funds were increased by $55 million plus an additional $100 million accordion expansion feature. The initial term runs from May 2008 through May 2011 plus two, one-year extension options.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the second quarter ended June 30, 2008, Crest sold seven properties for $28.6 million and reported a gain on sales of $1.7 million. Crest did not acquire any new properties during the second quarter.

During the six months ended June 30, 2008, Crest sold 22 properties for $46.1 million and reported a gain on sales of $4.4 million. As of June 30, 2008, Crest carried an inventory of $10.4 million, which consisted of eight properties held for sale.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the second quarter of 2008, Crest generated $1.3 million or $0.01 per share in FFO for Realty Income, as compared to $4.3 million or $0.04 per share, generated by Crest for Realty Income during the same period in 2007.

During the six months ended June 30. 2008, Crest generated $1.1 million, or $0.01 per share in FFO for Realty Income as compared to $6.0 million, or $0.06 per share, in FFO for Realty Income for the same period in 2007.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer stated, “We are pleased with our results given a challenging environment in the overall economy and in the retail sector. During the second quarter we experienced strong revenue growth of 17.2%. Funds from operation (FFO) generated by our core portfolio (or FFO before Crest’s contribution), from which we pay monthly dividends, increased during the second quarter and first six months of 2008. For the quarter ended June 30, 2008, FFO per share generated by the core portfolio increased 2.3% to $0.45 per share from $0.44 per share for the same period in 2007. During the first six months of 2008 FFO per share generated by the core portfolio increased 2.2% to $0.91 per share as compared to $0.89 per share. This growth in our core FFO allowed us to increase the amount of the monthly dividend for the 43rd consecutive quarter and for the 49th time since we went public in 1994."

“We are also pleased with the ongoing stability of our portfolio given conditions in the economy and retail arena. We have been able to maintain high occupancy at 96.8%. In addition, same store rents grew 1.4% for the second quarter and first six months of the year.  The continued strength in our real estate portfolio should allow us to continue to grow our core FFO, which should allow us to continue to increase the dividend throughout the balance of the year."

“We are also very pleased with the continued progress in reducing the inventory and activity in Crest Net Lease.  Crest has been helpful to us in competing for large portfolio transactions so that we can manage tenant level concentration and maintain diversification in our core real estate portfolio.  However, since we are currently experiencing less competition for acquisitions, we see a reduced role for Crest in the near term and believe that adding inventory in Crest now presents more risk than is advisable in an unstable cap rate environment. We also anticipate a weaker environment for  selling properties in the 1031 tax-deferred exchange market; thus we feel it is prudent to reduce our operations in Crest for the time being until cap rates stabilize and the economy strengthens.  Crest’s inventory at the end of the second quarter was just eight properties valued at $10.4 million, down from a peak of over $130 million during 2007. We have made additional progress in reducing Crest’s inventory after the close of the quarter and therefore anticipate that the risks we see in the marketplace of rising cap rates and slow sales should not have an impact on Realty Income’s operations or financial position throughout the remainder of the year."

“With respect to real estate acquisitions, we are being patient.  We have provided guidance of $250 million in acquisitions for 2008. During the second quarter we invested $2.7 million in one new property with an initial contractual lease yield of 8.5%. Through June 30, 2008, we have invested $184.2 million in 107 properties and properties under development with an initial contractual lease yield of 8.7%.  We continue to think cap rates are rising and prices declining and therefore believe that being patient relative to acquisitions is prudent at this time.  We believe that we will be rewarded with higher cap rates and lower prices in the future."

“We have excellent liquidity and available capital to acquire attractively priced retail properties should such opportunities present themselves.  Our balance sheet is only moderately leveraged; we have no mortgages on our properties and no balance on our new and expanded $355 million unsecured acquisition credit facility. We also have approximately $39.4 million in cash on hand.  In addition, we anticipate that a significant amount of capital this year will be generated internally through property sales and free cash flow.  We believe this high level of liquidity will serve us well as acquisition opportunities present themselves in the future."

“While we continue to operate conservatively in a challenging economic and retail environment, we are fortunate to own a strong portfolio of good properties that remain profitable to our retailers and are key to the continued profitability of their businesses.  We believe this will keep our occupancy high and lead to continued growth in our portfolio which, coupled with our conservative balance sheet and strong liquidity, should allow us to enjoy continued progress and growth in our core FFO and dividends during the balance of 2008.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2008 Estimates
Management estimates that FFO per share for 2008 should range from $1.84 to $1.90, which represents annual FFO per share change of approximately -2.6% to 0.5% as compared to 2007 FFO per share of $1.89. FFO for 2008 is based on an estimated net income per share range of $1.00 to $1.06, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.90 and potential gain on sales of investment properties of $0.06 per share.

Management further estimates that Crest could contribute between $0.01 to $0.02 per share to Realty Income’s FFO during 2008. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis. The Company does not intend to provide quarterly estimates of FFO.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2008, the Company had paid 455 consecutive monthly dividends throughout its 39-year operating history. The monthly income is supported by the cash flows from 2,367 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued uncertainty in the credit markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2008 and 2007
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/08	Three Months Ended 6/30/07	Six Months Ended 6/30/08	Six Months Ended 6/30/07
REVENUE
Rental	$82,352	$70,112	$163,948	$138,895
Other	80	213	1,529	2,365
	82,432	70,325	165,477	141,260
EXPENSES
Interest	23,929	13,029	47,315	25,449
Depreciation and amortization	22,916	18,414	45,830	36,435
General and administrative	5,924	5,838	11,467	10,929
Property	1,093	958	2,354	1,816
Income taxes	218	353	615	598
	54,080	38,592	107,581	75,227
Income from continuing operations	28,352	31,733	57,896	66,033
Income from discontinued operations:
Real estate acquired for resale by Crest	1,295	4,282	1,101	6,030
Real estate held for investment	3,404	921	3,816	1,197
	4,699	5,203	4,917	7,227

Net income	33,051	36,936	62,813	73,260
Preferred stock cash dividends	(6,063)	(6,063)	(12,127)	(12,127)
Net income available to common stockholders	$26,988	$30,873	$50,686	$61,133

Funds from operations available to common stockholders (FFO)	$46,812	$48,760	$92,749	$95,299

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.22	$0.26	$0.46	$0.54
Net income:
Basic	$0.27	$0.31	$0.51	$0.61
Diluted	$0.27	$0.31	$0.50	$0.61
FFO, basic and diluted:(1)
FFO before Crest contribution	$0.45	$0.44	$0.91	$0.89
Crest Net Lease	$0.01	$0.04	$0.01	$0.06
Total FFO	$0.47	$0.49	$0.92	$0.95

Cash dividends paid	$0.412	$0.381	$0.822	$0.761

(       (1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/08	Three Months Ended 6/30/07	Six Months Ended 6/30/08	Six Months Ended 6/30/07

Net income available to common stockholders	$26,988	$30,873	$50,686	$61,133
Depreciation and amortization:
Continuing operations	22,916	18,414	45,830	36,435
Discontinued operations	39	104	99	217
Depreciation of furniture, fixtures & equipment	(79)	(46)	(157)	(95)
(Gain) loss on sales of investment properties: Continuing operations	203	--	(236)	(1,806)
Discontinued operations	(3,255)	(585)	(3,473)	(585)
Funds from operations available to common stockholders	$46,812	$48,760	$92,749	$95,299

FFO per common share, basic and diluted:	$0.47	$0.49	$0.92	$0.95

Dividends paid to common stockholders	$41,756	$38,533	$83,310	$76,863

FFO in excess of dividends paid to common stockholders	$5,056	$10,227	$9,439	$18,436

Weighted average number of common shares used for computation per share:
Basic	100,346,512	100,133,094	100,326,039	100,111,734
Diluted	100,394,431	100,246,112	100,420,692	100,304,617

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale”.

	Three Months Ended 6/30/08	Three Months Ended 6/30/07	Six Months Ended 6/30/08	Six Months Ended 6/30/07
Gain on sales of real estate acquired for resale	$1,737	$5,326	$4,444	$6,566
Rental revenue	598	2,310	1,634	5,188
Other revenue	138	55	208	61
Interest expense	(433)	(1,758)	(1,065)	(3,877)
General and administrative expense	(126)	(179)	(287)	(282)
Property expenses	(53)	(9)	(65)	(14)
Provisions for impairment	(953)	--	(3,347)	--
Income taxes	387	(1,463)	(421)	(1,612)
Funds from operations contributed by Crest	$1,295	$4,282	$1,101	$6,030

Crest FFO per common share, basic and diluted	$0.01	$0.04	$0.01	$0.06

Total FFO	$46,812	$48,760	$92,749	$95,299
Less FFO contributed by Crest	(1,295)	(4,282)	(1,101)	(6,030)
FFO before Crest contribution	$45,517	$44,478	$91,648	$89,269

FFO before Crest contribution per common share, basic and diluted	$0.45	$0.44	$0.91	$0.89

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2008	2007	2006	2005	2004

Net income available to common stockholders	$26,988	$30,873	$24,289	$22,315	$21,446
Depreciation and amortization	22,876	18,472	14,774	11,214	10,205
Gain on sales of investment properties	(3,052)	(585)	(1,441)	(2,655)	(2,500)
Total FFO	$46,812	$48,760	$37,622	$30,874	$29,151

Total FFO per diluted share	$0.47	$0.49	$0.43	$0.39	$0.37

Total FFO	$46,812	$48,760	$37,622	$30,874	$29,151
Less FFO contributed by Crest	(1,295)	(4,282)	(537)	(296)	(2,879)
FFO before Crest contribution	$45,517	$44,478	$37,085	$30,578	$26,272

FFO components, per diluted share(1):
FFO before Crest contribution	$0.45	$0.44	$0.42	$0.38	$0.33
Crest FFO contribution	$0.01	$0.04	$0.01	$0.00	$0.04

Total FFO	$0.47	$0.49	$0.43	$0.39	$0.37

Cash dividends paid per share	$0.412	$0.381	$0.351	$0.332	$0.302
Diluted shares outstanding	100,394,431	100,246,112	88,466,024	79,676,168	79,323,180

For the six months ended June 30,

Net income available to common stockholders	$50,686	$61,133	$46,826	$43,467	$43,868
Depreciation and amortization	45,772	36,557	28,289	22,046	19,991
Gain on sales of investment properties	(3,709)	(2,391)	(2,193)	(3,477)	(3,949)
Total FFO	$92,749	$95,299	$72,922	$62,036	$59,910

Total FFO per diluted share	$0.92	$0.95	$0.85	$0.78	$0.77

Total FFO	$92,749	$95,299	$72,922	$62,036	$59,910
Less FFO contributed by Crest	(1,101)	(6,030)	(1,416)	(1,129)	(6,154)
FFO before Crest contribution	$91,648	$89,269	$71,506	$60,907	$53,756

FFO components, per diluted share(1):
FFO before Crest contribution	$0.91	$0.89	$0.83	$0.76	$0.69
Crest FFO contribution	$0.01	$0.06	$0.02	$0.01	$0.08

Total FFO	$0.92	$0.95	$0.85	$0.78	$0.77

Cash dividends paid per share	$0.822	$0.761	$0.699	$0.662	$0.602
Diluted shares outstanding	100,420,692	100,304,617	85,988,206	79,667,812	77,822,186

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2008 and December 31, 2007
(dollars in thousands, except per share amounts)

	2008	2007
ASSETS
Real estate, at cost:
Land	$1,161,705	$1,110,897
Buildings and improvements	2,250,919	2,127,897
	3,412,624	3,238,794
Less accumulated depreciation and amortization	(512,082)	(470,695)
Net real estate held for investment	2,900,542	2,768,099
Real estate held for sale, net	13,892	56,156
Net real estate	2,914,434	2,824,255
Cash and cash equivalents	39,373	193,101
Accounts receivable	9,130	7,142
Goodwill	17,206	17,206
Other assets, net	62,794	35,648
Total assets	$3,042,937	$3,077,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,006	$15,844
Accounts payable and accrued expenses	37,377	38,112
Other liabilities	11,233	15,304
Lines of credit payable	--	--
Notes payable	1,470,000	1,470,000
Total liabilities	1,534,616	1,539,260

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2008 and 2007	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 101,341,289 and 101,082,717 shares issued and outstanding in 2008 and 2007, respectively	1,548,052	1,545,037
Distributions in excess of net income	(377,521)	(344,735)
Total stockholders’ equity	1,508,321	1,538,092
Total liabilities and stockholders’ equity	$3,042,937	$3,077,352

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended June 30, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002
Apparel stores	1.1%	1.2%	1.7%	1.6%	1.8%	2.1%	2.3%
Automotive collision services	1.0	1.1	1.3	1.3	1.0	0.3	--
Automotive parts	1.6	2.1	2.8	3.4	3.8	4.5	4.9
Automotive service	4.8	5.2	6.9	7.6	7.7	8.3	7.0
Automotive tire services	6.7	7.3	6.1	7.2	7.8	3.1	2.7
Book stores	0.2	0.2	0.2	0.3	0.3	0.4	0.4
Business services	*	0.1	0.1	0.1	0.1	0.1	0.1
Child care	7.5	8.4	10.3	12.7	14.4	17.8	20.8
Consumer electronics	0.8	0.9	1.1	1.3	2.1	3.0	3.3
Convenience stores	16.2	14.0	16.1	18.7	19.2	13.3	9.1
Crafts and novelties	0.3	0.3	0.4	0.4	0.5	0.6	0.4
Distribution and office	1.0	0.6	--	--	--	--	--
Drug stores	4.2	2.7	2.9	2.8	0.1	0.2	0.2
Entertainment	1.2	1.4	1.6	2.1	2.3	2.6	2.3
Equipment rental services	0.2	0.2	0.2	0.4	0.3	0.2	--
Financial services	0.2	0.2	0.1	0.1	0.1	--	--
General merchandise	0.7	0.7	0.6	0.5	0.4	0.5	0.5
Grocery stores	0.6	0.7	0.7	0.7	0.8	0.4	0.5
Health and fitness	5.5	5.1	4.3	3.7	4.0	3.8	3.8
Home furnishings	2.3	2.6	3.1	3.7	4.1	4.9	5.4
Home improvement	1.9	2.1	3.4	1.1	1.0	1.1	1.2
Motor vehicle dealerships	3.2	3.1	3.4	2.6	0.6	--	--
Office supplies	1.0	1.1	1.3	1.5	1.6	1.9	2.1
Pet supplies and services	0.8	0.9	1.1	1.3	1.4	1.7	1.7
Private education	0.8	0.8	0.8	0.8	1.1	1.2	1.3
Restaurants	21.7	21.2	11.9	9.4	9.7	11.8	13.5
Shoe stores	--	--	--	0.3	0.3	0.9	0.8
Sporting goods	2.3	2.6	2.9	3.4	3.4	3.8	4.1
Theaters	9.1	9.0	9.6	5.2	3.5	4.1	3.9
Travel plazas	0.2	0.2	0.3	0.3	0.4	0.3	--
Video rental	1.0	1.7	2.1	2.5	2.8	3.3	3.3
Other	1.9	2.3	2.7	3.0	3.4	3.8	4.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,282 net leased, single-tenant retail properties as of June 30, 2008 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended June 30, 2008(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2008	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2008	% of Total Rental Revenue
2008	81	$1,795	2.3%	37	$769	1.0%	44	$1,026	1.3%
2009	124	2,741	3.4	42	914	1.1	82	1,827	2.3
2010	81	1,668	2.1	41	1,026	1.3	40	642	0.8
2011	81	2,343	2.9	30	1,283	1.6	51	1,060	1.3
2012	114	2,704	3.4	74	1,777	2.2	40	927	1.2
2013	102	3,924	4.9	84	3,526	4.4	18	398	0.5
2014	49	1,992	2.5	41	1,823	2.3	8	169	0.2
2015	90	1,807	2.3	65	1,272	1.6	25	535	0.7
2016	112	1,915	2.4	103	1,700	2.1	9	215	0.3
2017	50	2,024	2.5	45	1,929	2.4	5	95	0.1
2018	27	1,094	1.4	17	869	1.1	10	225	0.3
2019	95	4,691	5.9	94	4,616	5.8	1	75	0.1
2020	82	2,986	3.7	79	2,922	3.6	3	64	0.1
2021	147	5,814	7.3	145	5,738	7.2	2	76	0.1
2022	104	3,226	4.1	102	3,153	4.0	2	73	0.1
2023	244	7,240	9.1	243	7,195	9.0	1	45	0.1
2024	64	1,900	2.4	64	1,900	2.4	--	--	--
2025	74	6,152	7.7	68	5,997	7.5	6	155	0.2
2026	210	11,020	13.8	198	10,287	12.9	12	733	0.9
2027	163	5,218	6.6	162	5,147	6.5	1	71	0.1
2028	83	3,786	4.7	81	3,769	4.7	2	17	*
2029	44	1,053	1.3	44	1,053	1.3	--	--	--
2030	21	939	1.2	21	939	1.2	--	--	--
2031	26	637	0.8	26	637	0.8	--	--	--
2032	2	56	0.1	2	56	0.1	--	--	--
2033	7	423	0.5	7	423	0.5	--	--	--
2034	2	230	0.3	2	230	0.3	--	--	--
2037	2	354	0.4	2	354	0.4	--	--	--
2043	1	13	*	--	--	--	1	13	*
Totals	2,282	$79,745	100.0%	1,919	$71,304	89.3%	363	$8,441	10.7%

*Less than 0.1%

(1)
Excludes ten multi-tenant properties and 75 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $109 from properties reclassified to discontinued operations and excludes revenue of $2,716 from ten multi-tenant properties and from 75 vacant and unleased properties at June 30, 2008.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2008 (dollars in thousands):
State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2008(1)	Percentage of Rental Revenue
Alabama	63	98%	425,400	$1,872	2.3%
Alaska	2	100	128,500	277	0.3
Arizona	80	98	395,800	2,413	2.9
Arkansas	18	100	98,500	460	0.6
California	65	100	1,167,300	4,512	5.5
Colorado	53	96	486,300	1,862	2.3
Connecticut	26	100	282,300	1,351	1.6
Delaware	17	100	33,300	427	0.5
Florida	168	97	1,451,000	6,688	8.1
Georgia	132	98	926,900	3,946	4.8
Idaho	14	71	90,200	348	0.4
Illinois	74	96	870,300	4,207	5.1
Indiana	82	96	692,400	3,190	3.9
Iowa	22	95	296,200	999	1.2
Kansas	33	94	573,500	1,113	1.4
Kentucky	22	100	111,500	698	0.8
Louisiana	33	97	190,400	912	1.1
Maine	3	100	22,500	160	0.2
Maryland	29	100	271,200	1,607	2.0
Massachusetts	67	100	582,800	2,561	3.1
Michigan	52	98	257,300	1,323	1.6
Minnesota	21	100	392,100	1,516	1.8
Mississippi	72	96	359,600	1,441	1.7
Missouri	62	97	640,100	2,098	2.5
Montana	2	100	30,000	74	0.1
Nebraska	19	100	196,300	649	0.8
Nevada	15	93	191,000	858	1.0
New Hampshire	14	100	109,900	544	0.7
New Jersey	35	100	266,300	1,922	2.3
New Mexico	8	100	56,400	176	0.2
New York	42	95	503,200	2,514	3.1
North Carolina	97	99	551,100	2,951	3.6
North Dakota	6	100	36,600	57	0.1
Ohio	137	98	850,900	3,453	4.2
Oklahoma	25	96	145,900	593	0.7
Oregon	18	100	297,300	846	1.0
Pennsylvania	101	100	688,800	3,512	4.3
Rhode Island	4	100	14,500	87	0.1
South Carolina	100	99	374,400	2,223	2.7
South Dakota	9	100	24,900	102	0.1
Tennessee	135	95	635,500	2,928	3.6
Texas	216	92	2,317,100	7,668	9.3
Utah	6	67	35,100	87	0.1
Vermont	4	100	12,700	122	0.2
Virginia	104	99	637,100	3,504	4.2
Washington	36	89	235,100	673	0.8
West Virginia	3	67	35,100	145	0.2
Wisconsin	20	95	248,100	774	0.9
Wyoming	1	100	4,200	18	*
Totals/Average	2,367	97%	19,242,900	$82,461	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at June 30, 2008, including revenue from properties reclassified to discontinued operations of $109.